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                                                                  EXHIBIT (j)(3)

                               CONSENT OF COUNSEL


        We hereby consent to the use of our name and to the references to our Firm under the caption "Counsel" included in the Statement of Additional Information that is included in Post-Effective Amendment No. 65 to the Registration Statement on Form N-1A (Securities Act File No. 33-4806, Investment Company Act File No. 811-4636) of The Galaxy Fund -New York Municipal Money Market Fund.


/s/ Willkie Farr & Gallagher LLP
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Willkie Farr & Gallagher LLP

July 22, 2004
New York, New York